UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 6, 2026

STRYKER CORPORATION
(Exact name of registrant as specified in its charter)

Michigan	001-13149		38-1239739
(State of incorporation)	(Commission File Number)		(I.R.S. Employer Identification No.)

1941 Stryker Way	Portage,	Michigan	49002
(Address of principal executive offices)			(Zip Code)

	(269)	385-2600
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.10 Par Value	SYK	New York Stock Exchange
2.125% Notes due 2027	SYK27	New York Stock Exchange
3.375% Notes due 2028	SYK28	New York Stock Exchange
0.750% Notes due 2029	SYK29	New York Stock Exchange
2.625% Notes due 2030	SYK30	New York Stock Exchange
1.000% Notes due 2031	SYK31	New York Stock Exchange
3.375% Notes due 2032	SYK32	New York Stock Exchange
3.625% Notes due 2036	SYK36	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
    Emerging Growth Company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

ITEM 5.07	Submission of Matters to a Vote of Security Holders

At the Company's Annual Meeting of Shareholders held on May 6, 2026, shareholders voted on three proposals and cast their votes as follows:

1)	All ten directors were elected to serve until the next Annual Meeting of Shareholders and until their successors have been duly elected and qualified based upon the following votes:

	Shares
Name	For	Against	Abstain	Broker Non-Votes
Mary K. Brainerd	280,924,694	9,067,785	211,099	30,151,420
Giovanni Caforio, M.D.	281,051,869	8,973,178	178,531	30,151,420
Kevin A. Lobo	274,120,183	15,911,380	172,015	30,151,420
Emmanuel P. Maceda	236,822,417	52,356,083	1,025,078	30,151,420
Sherilyn S. McCoy	286,213,500	3,785,435	204,643	30,151,420
Rachel Ruggeri	286,076,884	3,912,160	214,534	30,151,420
Andrew K. Silvernail	273,819,022	16,160,379	224,177	30,151,420
Lisa M. Skeete Tatum	286,148,758	3,843,335	211,485	30,151,420
Ronda E. Stryker	279,972,078	9,876,202	355,298	30,151,420
Rajeev Suri	286,085,744	3,887,285	230,549	30,151,420

2)	The appointment of Ernst & Young LLP as our independent registered public accounting firm for 2026 was ratified based upon the following votes:

Shares
For	Against	Abstain
284,664,762	35,281,102	409,134

3)	The advisory vote on the resolution relating to compensation of our named executive officers was approved based upon the following votes:

Shares
For	Against	Abstain	Broker Non-Votes
269,367,775	18,597,825	2,237,978	30,151,420

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STRYKER CORPORATION
(Registrant)

Date:	May 8, 2026	/s/ TINA S. FRENCH
Tina S. French
Vice President, Corporate Secretary